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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88339) pertaining to the Williams Communications Group, Inc. 1999 Stock Plan, Registration Statement (Form S-3 No. 333-51472) and related Prospectus of Williams Communications Group, Inc. for the registration of 5,000,000 shares of 6.75% redeemable cumulative convertible preferred stock and 11,605,000 shares of Class A common stock, and Registration Statement (Form S-3 No. 333-53696) for the registration of common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units and subscription rights, of our report dated February 28, 2001, with respect to the consolidated financial statements and schedules of Williams Communications Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                  Ernst & Young LLP

Tulsa, Oklahoma
March 12, 2001